Exhibit 10.01

                            STAND-BY CREDIT AGREEMENT

         THIS STAND-BY CREDIT AGREEMENT (this "Agreement") is made and entered into effective as of February 6, 2001, by and between Dan Purjes ("Lender") and VendingData Corporation, a Nevada corporation ("Borrower").

                                    RECITALS

         WHEREAS, Borrower desires to have a line of credit in the amount of Five Hundred Thousand Dollars ($500,000 U.S.) available upon the terms, provisions and conditions hereinafter set forth;

         WHEREAS, Lender desires to extend to Borrower such line of credit upon the terms, provisions, conditions, representations and warranties hereinafter set forth; and

         WHEREAS, the parties desire to set forth their entire understanding and agreement in writing;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant that the foregoing Recitals are true and correct and further agree as follows:

I.       CREDIT FACILITY

         A. CREDIT FACILITY. The original principal amount of the stand-by credit facility (the "Credit Facility") shall be Five Hundred Thousand Dollars ($500,000 U.S.) (the "Maximum Amount"). Each advance pursuant to the Credit Facility (an "Advance") shall be evidenced by a promissory note, a form of which is attached hereto as EXHIBIT A (the "Note"). The Note shall bear an interest rate of 10% per annum and shall be payable quarterly, or such earlier date as provided for in this Agreement.

         B. TERM OF COMMITMENT; TERM AND PRINCIPAL PAYMENT OF NOTE. The term of the Credit Facility shall be twelve months from the date hereof (the "Term"). Upon the expiration of the Term, all outstanding Notes shall automatically convert into thirty-day demand promissory notes.

                  1. Mandatory Repayment. Upon the consummation Borrower's proposed private placement of senior convertible notes with the minimum gross proceeds of Two Million Dollars ($2,000,000) (the "Private Placement"), Borrower shall repay the entire amount outstanding under the credit facility, including accrued interest, to Lender within thirty days.

                  2. SECURED. The Credit Facility and the Notes issued pursuant to the Credit Facility shall be secured by the assets of Borrower pursuant to the Security Agreement between the Borrower and Lender and shall have priority over all other interests granted by Borrower, except as in existence on the date hereof in connection with lines of credit obtained by Borrower from institutional lenders acceptable to Lender.

         C. ADVANCES. Provided that Borrower is in substantial compliance with the terms of this Credit Facility, Lender will make Advances to Borrower from time to time until the end of the Term, in an aggregate principal amount outstanding at any one time of up to the Maximum Amount, upon the receipt by Lender of the request for an Advance (the "Request").

                  1. Requirements for the Request. In the Request, Borrower shall provide Lender with: (i) the amount of the Advance where such amount shall be in increments of Fifty Thousand Dollars ($50,000 U.S.);
         (ii) the requested date of the Advance which shall be as least ten (10) calendar days after the date of the Request; (iii) the instructions for funding the proceeds of the Advance; and (iv) an executed Note in the amount of the requested Advance.

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         D. PREPAYMENT. Borrower shall have the right, at any time and from time to time, to repay the Advances, in whole or in part, including any accrued interest, without penalty.

         E. WARRANTS. In conjunction with the Credit Facility, Borrower shall issue to Lender warrants to purchase Fifty Thousand (50,000) shares of the Company's common stock, $0.001 par value, that are exercisable for five years from the date hereof. The terms and conditions of the warrants are provided for in the form of common stock purchase warrant attached hereto as EXHIBIT B. In addition to the warrants issued above, Borrower shall also issue to Lender warrants to purchase that number of shares of the Company's stock equal to the amount of the Request.

II.      REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, Borrower represents and warrants the following:

         A. AUTHORITY. Borrower has the full right and authority to enter into this Agreement. The execution and delivery of this Agreement by Borrower has been duly authorized by all necessary corporate action on the part of Borrower.

         B. ORGANIZATION AND GOOD STANDING. Borrower is a duly organized, validly existing and in good standing under the laws of the State of Nevada. Borrower has the corporate power and authority necessary to conduct its business.

         C. CONFLICT. The execution, delivery and performance of this Agreement and other related documents will not violate or be in conflict with (1) any term or provision of the articles of incorporation or bylaws of Borrower; (2) any contract or agreement to which Borrower is a party; or (3) any law, ordinance, rule, statute, order, judgment or decree to which Borrower is subject.

         D. LITIGATION. There are no lawsuits, actions suits, reviews, proceedings, investigations or claims in any court or before any governmental agency or authority, pending or threatened against Borrower, which has, had or could reasonably have a material adverse effect on the financial condition or business operations of Borrower or the consummation of this Agreement. Borrower is not a party to, or bound by, any outstanding orders, judgments, rulings, settlement arbitration awards or decrees (or agreement entered into or any administrative, judicial or arbitration awards with any governmental authority), the enforcement of which or compliance with which has, had or could reasonably expect to have, an adverse affect on the consummation of this Agreement.

         E. CONSENTS. No consent, approval, authorization of, or exemption by, or filing with, any entity, governmental authority or regulatory body is required to be obtained or made by Borrower in connection with the execution, delivery and performance by Borrower of this Agreement.

         F. ENFORCEABILITY OF AGREEMENT AND NOTES. The execution and delivery by Borrower of this Agreement and the Notes, and the performance of their obligations hereunder or thereunder, or under any other instrument executed by or on their behalf hereunder, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower and in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, and to the effect of general principles of equity, whether applied by a court of law or equity.

III.     CONDITIONS OF ADVANCES UNDER THE CREDIT FACILITY

         The obligation of Lender to make the Advances under the Credit Facility is subject to the following conditions precedent:

         A. NO DEFAULT. On the effective date of this Agreement, and at the date of each Advance after giving effect to the Advance hereunder, Borrower shall have observed and performed all the terms, conditions, agreements and provisions set forth in this Agreement, the warranties of Borrower contained herein or in any instrument or certificate executed by Borrower and delivered in connection herewith shall be true and correct in all material respects, and no default or Event of Default, as defined in Section 6, shall have occurred and be continuing.

         B. LITIGATION. There shall be no order, injunction, decree, judgment or verdict prohibiting or restraining Lender from executing this Agreement, or Borrower from performing its obligations under this Agreement.

         C. REQUEST FOR ADVANCE. At the time of each Advance hereunder, Borrower shall have delivered to Lender a request for advance in form and substance acceptable to Lender.

IV.      MISCELLANEOUS

         A. SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations and warranties made herein or delivered or in this Agreement or documents to be delivered pursuant hereto shall survive the performance by Lender of the terms under this Agreement and shall continue in full force and effect (as of the date when made, in the case of representations and warranties) so long as any portion of any principal of any Note is outstanding or this Agreement has not been terminated, subject to reinstatement in the event of any recovery of payments under the Bankruptcy Code or other similar laws providing for similar recoveries.

         B. TERMINATION OF AGREEMENT. This Agreement may not be terminated by Borrower until payment of the Notes in full. Upon payment in full of all sums due and owing to Lender under the provisions of the Notes, this Agreement, and all other documents and upon termination of any commitment by Lender hereunder, Lender agrees that within a reasonable time thereafter it will send Borrower written notice signed by Lender that this Agreement is terminated.

         C. APPLICABLE LAW. The terms and performance of this Agreement and the terms and payment of the Note and the other documents executed hereunder shall be construed in accordance with and controlled and governed by the laws of the State of New York.

         D. MODIFICATION OF AGREEMENT. Unless otherwise specifically provided for in this Agreement, no consent, modification, amendment or waiver of any provision of this Agreement, the Note, the other Loan Documents, nor any consent of Lender to Borrower's departing or varying therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender.

         E. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Note, or any other instrument executed by Borrower should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein or therein or both shall not in any way be affected or impaired thereby.

         F. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto, subject to the consent of Lender, which determination shall be in the Lender's sole discretion. The obligations of the Borrower hereunder shall be joint and several.

         G. NOTICES. All notices and other communication under this Agreement to any party shall be in writing and shall be deemed given when delivered personally to that party, transmitted via facsimile (with electronic confirmation) to that party at the facsimile number set forth below, mailed by certified mail (postage prepaid return receipt requested) to that party at the address set forth below, or delivered by Federal Express or any similar nationally recognized express delivery service for delivery to that party at that address:

                  If to Lender:        Dan Purjes
                                       C/o Josephthal & Co. Inc.
                                       200 Park Avenue
                                       New York, New York 10166
                                       Telephone: 212-907-4178
                                       Facsimile: 212-867-2664

                  If to Borrower:      Steven J. Blad
                                       President & Chief Executive
                                       Officer VendingData
                                       Corporation 6830 Spencer
                                       Street Las Vegas, Nevada
                                       89119 Telephone:
                                       702-733-7195 Facsimile:
                                       702-733-7197

                  With copy to:        Michael J. Bonner
                                       Kummer Kaempfer Bonner & Renshaw
                                       3800 Howard Hughes Parkway, Seventh Floor
                                       Las Vegas, Nevada 89109
                                       Telephone: 702-792-7000
                                       Facsimile: 702-796-7181

         The foregoing addresses may be changed by either party by giving notice to the other party in accordance with the above.

         H. EVEN CONSTRUCTION. This Agreement shall not be construed more strictly against either party by virtue of the preparation of this Agreement.

         I. INDEMNITY.

                  1. INDEMNIFICATION OF THE LENDER. Borrower agrees to indemnify, defend and hold the Lender and its assigns harmless from and against any and all claims, actions, damages, liability, costs and expenses (including reasonable attorneys' fees) arising from or out of: (i) any occurrence caused by the act or omission of Borrower, its employees or agents; (ii) any willful violation of any law, regulation or ordinance applicable to Borrower; or (iii) any breach or violation of the terms of this Agreement by Borrower. Borrower shall not incur any defense costs for the Lender's account without the Lender's prior written consent unless Borrower fails to assert a defense or otherwise fails to take appropriate action required to protect the Lender under this provision.

                  2. INDEMNIFICATION OF BORROWER. The Lender agrees to indemnify, defend and hold Borrower, and its respective officers, employees, directors and stockholders, harmless from and against any and all claims, actions, damages, liability, costs and expenses (including reasonable attorneys' fees) arising from or out of: (i) the willful violation of law, regulation or ordinance applicable to the Lender pursuant to this Agreement; of (ii) any breach or violation of the terms of this Agreement by the Lender. The Lender shall not incur any defense costs for Borrower's account without Borrower's prior written consent unless Borrower fails to assert a defense or otherwise fails to take appropriate action required to protect the Lender under this provision.

         J. HEADINGS. The headings of the various sections of this Agreement are not a part of the context of the Agreement, and are merely labels to assist in locating such sections, and shall be ignored in construing this Agreement.

         K. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have this Agreement to be executed as of the date hereof.




By:     /s/ Dan Purjes
        ----------------------------------------
        Dan Purjes



VENDINGDATA CORPORATION,
         a Nevada corporation

By:     /s/ Steven J. Blad
        ----------------------------------------
        Steven J. Blad
Its:    President and Chief Executive Officer

                                   EXHIBIT A

                      FORM OF 10% SECURED PROMISSORY NOTE


THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO TRANSFER OF THIS NOTE SHALL BE VALID OR EFFECTIVE UNLESS MADE IN ACCORDANCE WITH THE APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS OR ANY AVAILABLE EXEMPTION THEREUNDER.



                             VENDINGDATA CORPORATION



                           10% SECURED PROMISSORY NOTE
                           ---------------------------



$__________                                                     ___________ 2001



         FOR VALUED RECEIVED, the undersigned, VENDINGDATA CORPORATION, a Nevada corporation (the "Maker"), hereby promises to pay to the order of __________ or its assigns (the "Payee"), the principal sum of __________________ DOLLARS ($_______), together with interest on the outstanding principal balance hereunder from the date hereof at the rate and in the manner set forth below. All payments of principal or interest or both shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America.

         This Note was issued by the Maker to the Payee on the date hereof in connection with a stand-by credit facility in an aggregate amount of $500,000 (each individually a "Note" and collectively the "Notes") and common stock purchase warrants, and is secured pursuant to the security agreement among the Maker and Josephthal & Co. Inc. (the "Security Agreement").

         This Note is subject to the following terms and conditions:

         1. PAYMENTS OF PRINCIPAL AND INTEREST. All unpaid accrued interest shall be due and payable quarterly, and the entire principal balance of this Note, together with any unpaid accrued interest, shall be due and payable on ___________, 2002, unless earlier prepaid in accordance with Section 3 or 4 hereof, or upon expiration of the Term as that term is defined in that certain Stand-By Credit Agreement between Maker and Josephthal & Co. Inc. where outstanding Notes automatically convert into 30 day demand promissory notes.

         2. INTEREST RATE. This Note will bear interest (i) at the rate of ten percent (10%) per annum from the date hereof to and including ___________, 2002, and (ii) at the election of the Payee, at the rate of eighteen percent (18%) per annum following the occurrence of and during the continuance of an Event of Default. Interest on this Note shall be calculated on the basis of a 360-day year of twelve 30-day months.

         3. OPTIONAL PREPAYMENT. The Maker shall have the right to prepay, without premium or penalty, at any time after the date hereof, all or any portion, in an amount not less than $10,000, of the outstanding principal balance of this Note, together with accrued interest on the principal amount prepaid, upon five business days prior written notice to the Payee.

         4. MANDATORY PREPAYMENTS.

         (a) The Maker shall prepay all outstanding principal of and accrued and unpaid interest on this Note immediately following the occurrence of:

         (i) The sale by the Maker or any parent or subsidiary of the Maker or other entity under common control with the Maker now or hereafter existing (each such parent, subsidiary or other entity, a "Subsidiary") of securities (as defined in the Securities Act ("Securities")) pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act") declared effective by the Securities and Exchange Commission (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form) with a minimum gross proceeds to the Maker of $5,000,000;

         (ii) The merger or consolidation of the Maker into or with another corporation or other entity, the sale of all or substantially all of the assets of the Maker or the sale or issuance of capital stock by the Maker, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Maker, immediately prior to such merger, consolidation, sale, or issuance own less than a majority in voting power of the outstanding shares of capital stock of the Maker or the surviving or resulting entity immediately following such merger, consolidation, sale transfer or other transaction; or

         (iii) The issuance or sale of equity Securities, including convertible debt and debt with warrants, by the Maker or any Subsidiary in one or more transactions exempt from the registration requirements of the Securities Act pursuant to
                  Section 3(b) or 4(2) thereof or any rule or regulation thereunder (each such transaction a "Private Equity Placement") yielding aggregate gross proceeds in an amount equal to or greater than $2,000,000.

         5. REPRESENTATIONS AND WARRANTIES. The Maker hereby represents and warrants to the Payee that:

         (a) The Maker has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own, lease and operate its properties and conduct is business as presently conducted or proposed to be conducted;

         (b) The execution and delivery of this Note (i) is within the Maker's corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder, action; and (ii) has been duly executed and delivered by the Maker and constitutes a legal, valid and binding obligation of the Maker enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity;

         (c) Except as provided in Schedule 5(c), the execution and delivery of this Note (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any applicable law or regulation or the articles of incorporation or bylaws of the Maker or any order of any governmental authority, (iii) will not violate or result in a default under any agreement or instrument evidencing or governing any material indebtedness of the Maker or its assets or give rise to a right thereunder to require any payment to be made, and (iv) will not result in the creation or imposition of any lien on any asset of the Maker, other than as contemplated by this Note;

         (d) The authorized, issued and outstanding capital stock of the Maker is as set forth in Schedule 5(d). Except as described in Schedule 5(d), the Maker does not have outstanding any options to purchase, or warrants to subscribe for, or any securities or obligations convertible into or exchangeable or exercisable for, or any contracts or commitments to issue or sell, any shares of its capital stock or any such warrants, securities or obligations. The holders of the capital stock of the Maker do not have any preemptive rights with respect to the issuance of the warrants issued in connection with this Note or with respect to any other Securities issued by the Maker, any contractual restrictions on the transfer of any shares of capital stock of the Maker, any voting agreements, proxies or trust with respect to the capital stock of the Maker or any contractual rights to cause the Maker to have such shares of capital stock registered under the Securities Act.

         6. COVENANTS.

         (a) PAYMENT OF NOTE. The Maker will punctually pay or cause to be paid the interest and principal on this Note at the date and place and in the manner specified herein. Any sums required to be withheld from any payment of principal or interest on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Maker and paid over in accordance therewith.

         Nothing in this Note or in any other agreement between the Payee and the Maker shall require the Maker to pay, or the Payee to accept, interest in an amount which would subject the Payee to any penalty or forfeiture under applicable law. If the payment of any charges, fees or other sums due under this Note or provided for in any other agreement between the Maker and the Payee are or could be held to be in the nature of interest and would subject the Payee to any penalty or forfeiture under applicable law, then IPSO FACTO the obligations of the Maker to make such payment to the Payee shall be reduced to the highest rate authorized under applicable law and, in the event that the Payee shall have ever received, collected, accepted or applied as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law, such amount which would be excess interest under applicable law shall be applied first to the reduction of principal then outstanding, and, second, if such principal amount is paid in full, any remaining excess shall forthwith be returned to the Maker.

         (b) MAINTENANCE OF PROPERTIES. The Maker shall reasonably maintain in good repair, working order and condition its properties and other assets, and those of any subsidiary, and from time to time make all reasonably necessary or desirable repairs, renewals and replacements thereto.

         (c) PAYMENT OF TAXES. The Maker shall, and shall cause each subsidiary to, set aside for payment, or discharge before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Maker or any Subsidiary, as the case may be, or upon their respective income, profits or property; PROVIDED, HOWEVER, that neither the Maker nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been established.

         (d) COMPLIANCE WITH STATUTES. The Maker shall, and shall cause any Subsidiary to, comply in all material respects with all applicable statutes and regulations of the United States of America and of any state or municipality and of any agency of any thereof, in respect of the conduct of business, and the ownership of property by the Maker or any Subsidiary; PROVIDED, HOWEVER, that nothing contained in this Section shall require the Maker or any Subsidiary to comply with any such statute or regulation so long as its legality or applicability shall be contested in good faith.

         (e) LIENS. The Maker shall not, and shall not permit any of its Subsidiaries to, create, incur or suffer to exist any liens, claims or encumbrances upon any of its or its Subsidiaries' assets or properties, except for those in existence on the date hereof or incurred in connection with (i) the issuance of the Notes, (ii) lines of credit obtained by Debtor from institutional lenders acceptable to Josephthal & Co. Inc. pursuant to intercreditor agreements in form and substance acceptable to Josephthal & Co. Inc., (iii) debt expressly subordinate to the Notes, or (iv) purchase price liens.

         (f) RESTRICTIONS ON DIVIDENDS, REDEMPTIONS, ETC. The Maker shall not, and shall cause its subsidiaries (other than wholly-owned Subsidiaries) not to,
(i) declare or pay any dividend or make any other distribution on any equity Securities of the Maker, except dividends or distributions payable in equity Securities of the Maker or (ii) purchase, redeem or otherwise acquire or retire for value any equity Securities of the Maker, except equity Securities acquired upon conversion thereof into other equity Securities of the Maker.

         (g) TRANSACTIONS WITH AFFILIATES. The Maker shall not itself, and shall not permit any Subsidiary to, engage in any transaction of any kind or nature with any Affiliate of the Maker or any Subsidiary, other than a wholly owned Subsidiary of the Maker, unless such transaction is upon terms which are fair to the Maker or such Subsidiary, as the case may be, and which are reasonably similar to, or more beneficial to the Maker or such Subsidiary than the terms deemed likely to occur in similar transactions with unrelated persons under the same circumstances.

         (h) INDEBTEDNESS. The Maker shall not, and shall not permit any of its Subsidiaries to, incur any liability or obligation, direct or contingent, for borrowed money, except in connection with the issuance of the Notes, lines of credit obtained by Debtor from institutional lenders acceptable to Josephthal & Co. Inc. pursuant to intercreditor agreements in form and substance acceptable to Josephthal & Co. Inc., or debt expressly subordinate to the Notes.

         (i) FURTHER ASSURANCES. The Maker shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), and provide any such information which the Payee may reasonably request.

         7. EVENTS OF DEFAULT. The following are Events of Default hereunder:

         (a) any failure by the Maker to pay when due all or any portion of principal or accrued interest hereunder where such nonpayment shall have remained uncured for a period of ten (10) days following the receipt of the Payee's written notice of such nonpayment;

         (b) any failure by the Maker to comply with any of the covenants, conditions or agreements set forth in this Note, and such default shall continue uncured for a period of ten (10) days after notice to the Maker from the Payee;

         (c) any representation, warranty or statement of fact made by or on behalf of the Maker or by any officer of the Maker in connection with the transactions contemplated hereby proves to have been incorrect, false or misleading in any material respect on the date on which made;

         (d) if the Maker or any Subsidiary of the Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy or have a petition of bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation filed against it by law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

         (e) if any order, judgment or decree shall be entered, without the application, approval or consent of the Maker or any subsidiary of the Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of the Maker or any subsidiary of the Maker or appointing a receiver, trustee, custodian, liquidator or other such official of the Maker or any Subsidiary, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) days;

         (f) any dissolution, liquidation or winding up of the Maker or any substantial portion of its business;

         (g) any default under the Security Agreement or any other security or financing agreement to which the Maker and the Payee or any of their predecessors in interest are parties;

         (h) one or more judgments for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against the Maker or any Subsidiary and not vacated or satisfied within thirty (30) days of such judgment or any action shall be legally taken by a creditor of the Maker or any Subsidiary to attach or levy upon any assets of the Maker or any Subsidiary to enforce any judgment or claim;

         (i) any failure by the Maker to meet its payroll obligations for any pay period on the dated on when such payroll obligation is normally due, unless such failure is a justifiable corporate action.

         8. REMEDIES ON DEFAULT. If any Event of Default shall occur and be continuing, then the entire principal balance and all accrued interest under this Note shall, at the option of the holder hereof (except in the case of any Event of Default under Sections 7(d) or 7(e) above, in which event acceleration shall be automatic), become immediately due and payable, without notice or demand.

         9. SECURITY. The payment of this Note will be secured as provided in the Security Agreement.

         10. SENIORITY. The payment of this Note is senior to all other obligations of the Maker whether now existing or hereinafter incurred, other than as contemplated herein and except for lines of credit obtained by the Maker from institutional lenders acceptable to Josephthal & Co. Inc. pursuant to intercreditor agreements in form and substance acceptable to Josephthal & Co. Inc.

         11. CERTAIN WAIVERS. Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

         12. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon notice by the Payee to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor, in lieu of this Note.

         13. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five (5) days after the date of deposit in the United States mails, as follows:

                           If to the Maker:

                           VendingData Corporation
                           6830 Spencer Street
                           Las Vegas, Nevada  89119
                           Attention:  Steven J. Blad
                                       President and Chief Executive Officer

With a copy to             Kummer Kaempfer Bonner & Renshaw
                           3800 Howard Hughes Parkway, 7th Floor
                           Las Vegas, Nevada  89109
                           Attention: Michael J. Bonner, Esq.

                           If to the Payee:


                           -------------------
                           Josephthal & Co. Inc.
                           200 Park Avenue, 25th Floor
                           New York, New York 10166

         14. AMENDMENTS. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         15. GOVERNING LAW; WAIVER OF JURY TRIAL. This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York. THE MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OR COLLECTION OF THIS NOTE. The Maker hereby agrees that the Payee, at its election, may bring any such action or proceeding in federal or state courts situated in the County and State of New York, and hereby submits to the jurisdiction of the State of New York.

         16. COLLECTION COSTS. In the event that the Payee shall, after the occurrence and during the continuance of an Event of Default (and provided that the Payee shall be permitted, at such time, to enforce its rights hereunder and retain payments received hereunder), turn this Note over to an attorney for collection, the Maker shall further be obligated to the Payee for the Payee's reasonable attorneys' fees and expenses incurred in connection with such collection as well as any other costs incurred by Payee in connection with the collection of all amounts due hereunder.

         17. SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its successors and assigns, whether or not so expressed.

         18. HEADINGS. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.

         IN WITNESS WHEREOF, the Maker has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer as of the date first set forth above.


                                         VENDINGDATA CORPORATION

                                         By: /s/ Steven J. Blad
                                             -----------------------------------
                                             Steven J. Blad
                                             President & Chief Executive Officer

                                  SCHEDULE 5(A)

         OUTSTANDING WARRANTS, OPTIONS AND OTHER CONVERTIBLE SECURITIES

                                  SCHEDULE 5(d)
                                 CAPITALIZATION

                                   EXHIBIT B

                         COMMON STOCK PURCHASE WARRANT


NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE ACT AND SUCH STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

                             VENDINGDATA CORPORATION

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------

                           Expiring ___________, 2006

                                                             Warrant No. 00-[__]

         THIS IS TO CERTIFY that __________, or its registered assigns ("______"), is entitled to purchase from VENDINGDATA CORPORATION, a Nevada corporation (the "Company"), at any time on and after the Date of Issuance (as hereinafter defined) but not later than 5:00 p.m., New York City time, on ___________, 2006 (the "Expiration Date"), Stock Units (as hereinafter defined) equal to the Determined Number (as hereinafter defined) at the Exercise Price (as hereinafter defined), subject to the terms and conditions herein provided.

         This Warrant is one of a series of the Company's common stock purchase warrants (collectively, the "Warrants") issued by the Company in connection with its use of a stand-by credit facility provided by Josephthal and the issuance of a series of 10% secured promissory notes thereon.

         1. Definitions.

         As used in this Warrant, the following terms have the following respective meanings:

         (a) "Act" means the Securities Act of 1933, as amended.

         (b) "Affiliate" has the meaning set forth in Rule 405 under the Act.

         (c) "Company" has the meaning set forth in the preamble of this Warrant.

         (d) "Convertible Security" means Securities of the Company which may be convertible into Shares.

         (e) "Date of Issuance" means the date set forth next to the signature of the Company on the signature page hereof.

         (f) "Determined Number" means the principal amount of the corresponding Note divided by the Exercise Price.

         (g) "Exercise Price" means $2.50 per share.

         (h) "Expiration Date" has the meaning set forth in the preamble of this Warrant.

         (i) "Holder" means any owner of all or any part of this Warrant from time to time.

         (j) "Majority" means in excess of fifty percent (50%) of then outstanding Warrants that are not held by the Company, an affiliate, officer, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith.

         (k) "Private Equity Placement" means the sale of Shares or Convertible Securities by the Company or any subsidiary of the Company now or hereafter existing in a transaction exempt from the registration requirements of the Act pursuant to Section 3(b) or 4(2) thereof or any applicable laws of jurisdictions of other countries or any rule or regulation thereunder.

         (l) "Securities" has the meaning assigned to such term in the Act or any rule or regulation thereunder.

         (m) "Shares" means shares of the Company's common stock, $0.001 par value per share.

         (n) "Stock Unit" means one (1) Share, as same may be adjusted from time to time in accordance with paragraph 4(a) below, and shall include any additional securities, cash or property in respect thereof in accordance with paragraph 4 below.

         (o) "Warrant Stock" means, collectively, (i) the Shares purchasable by the Holder hereof upon the exercise of this Warrant, and (ii) any other securities forming a part of any Stock Unit in accordance with paragraph 4 below.

         2. EXERCISE OF WARRANT.

         (a) In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company, at its office set forth in paragraph 10 below, at any time and from time to time between the Date of Issuance and the Expiration Date, (i) a written notice of such Holder's election to exercise, which shall specify the number of whole Stock Units to be purchased, (ii) such Holder's check payable to the Company in an aggregate amount equal to the aggregate Exercise Price for those Stock Units being purchased, and (iii) this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock, or any other property forming a part of the subject Stock Unit(s) or both, issuable upon such exercise. Such stock certificate(s) shall be in such denominations as may be specified in the Holder's notice, and shall be registered in the name of such Holder or such other name or names as shall be designated in such notice.

         (b) In addition to the method of payment set forth in paragraph 2(a) and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in whole or in part by surrendering the Warrant in the manner specified in paragraph 2(a) above in exchange for that number of shares of Common Stock equal to the product of (x) the number of shares as to which such Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the market price of the Common Stock less the Exercise Price and the denominator of which is such market price. Solely for the purposes of this paragraph 2(b), market price shall be calculated either (i) on the date on which notice of the Holder's election to exercise is given pursuant to paragraph 2(a) above or (ii) as the average of the market prices for each of the five trading days preceding such notice date, whichever results in a higher market price. If at any time the Common Stock is not listed on the New York Stock Exchange, the American Stock Exchange, any other domestic securities exchange or quoted in the Nasdaq Stock Market, the "market price" shall be the fair value thereof determined jointly by the Company and the Holders of Warrants representing two-thirds of all Warrant Stock then outstanding; provided, that if such parties are unable to reach agreement within a reasonable period of time, such "market price" shall be determined by an appraiser jointly selected by the Company and the Holders of Warrants representing two-thirds of all Warrant Stock then outstanding. The determination of such appraiser shall be final and binding on the Company and the Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company. Any fractional share resulting from such cashless exercise shall be eliminated.

         (c) All certificates representing Warrant Stock as aforesaid shall be deemed to have been issued, and the Holder or other person designated to be named therein shall be deemed to become a holder of record of the subject Warrant Stock (including, to the extent permitted by law, the right to vote such securities or grant consents or receive notices as a stockholder), as of the time the Holder's notice and payment is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, concurrently with its delivery pursuant to paragraph 2(a) above, deliver to the subject Holder a new warrant (in substantially the form of this Warrant) evidencing the rights of such Holder to purchase the remaining Stock Units called for by this Warrant.

         (d) All Warrant Stock issuable upon the exercise of this Warrant in whole or in part shall, upon payment therefor in accordance herewith, be validly issued, fully paid and nonassessable.

         3. TRANSFER AND ASSIGNMENT.

         This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purposes, upon surrender of this Warrant at the office of the Company set forth in paragraph 10 below, accompanied by a written assignment duly executed by the Holder hereof indicating the number of Warrants being transferred and the name, address and tax identification number of each transferee. Upon any such delivery, the Company shall execute and deliver to the Holder or the transferee(s) or both (as the case may be) new warrants (in substantially the form of this Warrant) in the appropriate denominations, and this Warrant shall thereupon be canceled.

         4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. In order to prevent dilution of the rights granted under this Warrant and grant the Holder hereof certain additional rights, the Exercise Price and the number of Shares or any other property then constituting a Stock Unit obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

         (a) ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the Date of Issuance, the Company issues or sells, or is deemed to have issued or sold, any Share for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issue or sale the Exercise Price shall be reduced to the lowest net price per share at which such Share has been issued or sold or is deemed to have been issued or sold. No adjustment of the Exercise Price shall be made upon the issuance or sale of Shares (i) pursuant to the exercise or conversion of warrants, options or other convertible securities outstanding on the date hereof as set forth on Schedule 4(a) attached hereto or (ii) pursuant to the exercise of options to purchase a maximum of 2,020,600 Shares issuable upon exercise of options available for future grant pursuant to the Company's employee stock option plans.

         (b) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

         (c) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holders of the Warrants representing a Majority) to insure that each of the Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the Shares immediately thereto fore acquirable and receivable upon the exercise of such Holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable and receivable upon exercise of such Holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Holders of the Warrants representing a Majority) with respect to such holders' rights and interests to insure that the provisions of this Section 4 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holders of Warrants representing a Majority obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         (d) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Shares obtainable upon exercise of this Warrant so as to protect the rights of the Holders of the Warrants; provided, that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 4.

         (e) LIQUIDATING DIVIDENDS. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividends"), then the Company shall pay to the registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         5. NOTICE OF CERTAIN EVENTS.

                  (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company shall give written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Liquidating Dividend, Organic Change or other dissolution or liquidation.

                  (iii) The Company shall also given written notice to the registered Holders at least twenty (20) days prior to the date on which any Liquidation Event, Organic Change or other dissolution or liquidation shall take pace.

         6. SALE OF CONTROL.

         If any person or group of persons (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) to whom Shares are proposed to be transferred (a "Proposed Transferee") would become a holder, directly or indirectly, of fifty percent (50%) or more of the outstanding Shares as the result of a transfer of common stock of the Company by any stockholder or stockholders (such acquiring person being referred to as a "Control Person"), no such purchase or transfer shall be made, closed, effected or recorded in the Company's books or records unless the Control Person or the person or group of persons who would become the owner of fifty percent (50%) or more of the Shares as a result of any transfer of Shares shall offer, in writing to each holder of Warrants, to purchase such Warrants from the holders of Warrants who desire to sell, at the same price (on an "as converted" basis), terms and conditions as such Control Person has offered to purchase the Shares to be sold by such selling stockholder or stockholders. Each holder of Warrants shall have twenty
(20) days from the receipt of an executed copy of any offer in which to accept such offer.

         7. RESERVATION OF SHARES.

         The Company shall at all times reserve and keep available for issuance upon the exercise hereof such number of authorized but unissued or treasury Shares as shall be sufficient to permit the full exercise of this Warrant.

         8. EXPENSES.

         The Company shall pay any and all expenses, transfer taxes and other charges, including all costs associated with the preparation, issuance and delivery of stock or warrant certificates, that may be incurred in respect of the issuance or delivery of Warrant Stock upon any exercise of this Warrant.

         9. NO RIGHTS AS STOCKHOLDER.

         This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         10. NOTICES.

         Any and all notices to be given to the Company hereunder shall be given to the Company at its offices located at, 6830 Spencer Street, Las Vegas, Nevada 89119, Attention: Steven J. Bard, President and Chief Executive Officer. A copy should be sent to Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, 7th Floor, Las Vegas, Nevada 89109, Attention: Michael J. Bonner, Esq. Any and all notices to be given to the Holder hereof shall be given to such Holder at his address as same appears on the records of the Company.

         11. REGISTRATION.

         (a) LEGEND. Upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Stock shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         (b) REGISTRATION RIGHTS. Upon exercise, in whole or in part, of this Warrant into Warrant Stock, the Holder shall be entitled to the registration rights set forth herein.

                  (i)      PIGGYBACK REGISTRATION.

                           A. GRANT. Commencing on the date hereof and until
five (5) years from the earliest to occur of (i) the date on which a public offering of capital stock of the Company registered under the Securities Act of 1933, as amended (the "Securities Act") is consummated or (ii) the date on which any class of securities (as defined in the Securities Act ("Securities") of the Company is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market (such date, the "Effective Date"), if the Company proposes to register any of its Securities under the Securities Act (other than pursuant to Form S-4 or Form S-8) for itself or on behalf of any selling security holder, including in an initial public offering of the Company's Securities, the Company will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of its intention to do so. If any Holders notify the Company within twenty (20) days after receipt of any such notice of their desire to include any such Shares in such proposed registration statement, the Company shall afford each of such Holders the opportunity to have any such Shares registered under such registration statement, provided that in the case of an underwritten offering made by the Company, such Holders agree to sell their Shares to or through the Company's underwriter(s) pursuant to customary underwriting agreements.

                           B. UNDERWRITER'S CUTBACK. If a registration made
pursuant to this Section 1 is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their reasonable opinion based upon market conditions the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the Securities the Company proposes to sell, (ii) second, the Shares requested to be included in such registration, pro rata among the Holders of such Shares, on the basis of the number of Shares requested by such Holders to be included, and (iii) third, any other Securities to be included in such registration.

                           If a registration made pursuant to this subparagraph
(i) is an underwritten secondary registration on behalf of holders of the Company's Securities pursuant to a demand registration right, and the managing underwriters advise the Company in writing that in their reasonable opinion based upon market conditions the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the Securities requested to be included therein by the holders requesting such registration pursuant to a demand registration right, (ii) second, the Shares requested to be included by the Holders of such Shares, pro rata among the Holders of such Shares on the basis of the number of Shares requested by such Holders to be included, and
(iii) third, any other Securities requested to be included in such registration.

                           C. TERMINATION OR WITHDRAWAL OF REGISTRATION. The
Company shall have the right to terminate or withdraw any registration made pursuant to this subparagraph (i) prior to the effectiveness of such registration whether or not any Holder has elected to include such Holder's Shares in such registration.

                           D. INFORMATION. If any Holder's Shares are to be
included in any registration pursuant to this subparagraph (i), such Holder shall furnish to the Company such information as the Company may reasonably request in writing and as shall be required in connection with such registration.

                           E. TERMINATION OF PIGGY-BACK RIGHTS. The registration
rights granted under this subparagraph (i) shall expire with respect to any Shares on the date on which (i) such Shares have been sold pursuant to an effective registration statement, (ii) such Shares have been sold pursuant to Rule 144, promulgated under the Securities Act, as Rule 144 may be subsequently amended, modified, or supplemented ("Rule 144"), or (iii) such Shares are eligible to be sold pursuant to Rule 144(k) without volume limitation.

                           F. NO CONVERSION OR EXERCISE REQUIRED. Nothing
contained in this Agreement shall be construed as requiring any Holder to convert the Notes or exercise the Warrants into Shares prior to the initial filing of any registration statement or the effectiveness thereof.

                  (ii) DEMAND REGISTRATION.

                           A. GRANT, COMPANY'S EXPENSE. For a period of five (5)
years from the Effective Date, the Holders representing a Majority (as hereinafter defined) of such Shares (assuming the conversion in full of the Notes and exercise in full of the Warrants) shall have the right (which right is in addition to the registration rights under subparagraph (i) hereof), exercisable by written notice (a "Demand Notice") to the Company, to have the Company prepare and file with the Securities and Exchange Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their respective Shares for nine (9) consecutive months (or such shorter time until all registered Shares have been sold) by such Holders and any Other Holders (as defined below) who notify the Company within twenty (20) days after receiving notice from the Company of the Demand Notice.

                           B. GRANT, HOLDER'S EXPENSE. In addition to the
registration rights under subparagraph (i) hereof and subparagraph (ii)(A) hereof, for a period of five (5) years from the Effective Date, the Holders representing a Majority (as hereinafter defined) of such Shares (assuming the conversion in full of the Notes and exercise in full of the Warrants) shall have the right, exercisable by Demand Notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their respective Shares for nine (9) consecutive months (or such shorter time until all registered Shares have been sold) by such Holders and any Other Holders (as defined below) who notify the Company within twenty (20) days after receiving notice from the Company of the Demand Notice; provided, however, that the provisions of Section 3(b) hereof shall not apply to any such registration request and the registration and all costs incident thereto shall be at the expense of the Holders making such demand.

                           C. COMPANY DEMAND NOTICE. Within ten (10) days of
receipt of a Demand Notice by the Company, the Company shall send a written notice (the "Company Demand Notice") to all Holders other than Holders participating in the Demand Notice (the "Other Holders") inquiring whether such Other Holders wish their Shares to be registered in such registration. The Company shall use its best efforts to file, as soon as practicable following the date of the Company Demand Notice, a registration statement covering all of the then issued Shares specified in the Demand Notice and in written responses delivered to the Company by the Other Holders within 20 days of receipt by the Other Holders of the Company Demand Notice; provided, however, that in any event the Company shall provide the Other Holders with at least 15 days from the date of the Company Demand Notice to exercise the Other Holders' Warrants or convert the Other Holders' Notes in accordance with the terms of such Warrants and Notes to receive Shares for inclusion in such registration.

                           D. MANAGING UNDERWRITER. In the event of an
underwritten offering, the managing underwriter or underwriters of an underwritten public offering covered by these demand registration rights shall be selected by demanding Holders of a Majority of the Shares.

                           E. INFORMATION. If any Holder's Shares are to be
included in any registration statement pursuant to this subparagraph (ii), such Holder shall furnish to the Company such information as the Company may reasonably request in writing and as shall be required in connection with such registration.

                           F. OTHER COMPANY SECURITIES. The Company may permit
Securities other than the Shares or other Securities held by the Holders to be included in any registration statement filed pursuant this subparagraph (ii) without the prior written consent of the Holders of a Majority of the Shares included in such registration statement, provided that, in the event of an underwritten offering, no Securities other than the Shares or other Securities held by the Holders shall be included in any registration statement filed pursuant to this subparagraph (ii) unless the managing underwriter or underwriters shall advise the Company and such Holders in writing that the inclusion of such additional Securities will not materially adversely affect the price or success of the offering of the Shares or other Securities held by the Holders. If the managing underwriters advise the Company in writing that in their reasonable opinion, based upon market conditions, the number of such additional Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the price or success of the offering of the Shares or other Securities held by the Holders, the Company will reduce the number of additional Securities requested to be included in such registration pro rata among the holders of such additional Securities, or by such other proportions as may be agreed among such holders of additional Securities. In no event shall the Company reduce the number of Shares or other Securities held by the Holders to be included in such registration.

                           G. TERMINATION OF DEMAND RIGHTS. The registration
rights granted under this subsection (ii) shall expire with respect to any Shares on the date on which (i) such Shares have been sold pursuant to an effective registration statement, (ii) such Shares have been sold pursuant Rule 144, or (iii) such Shares are eligible be sold pursuant to Rule 144(k) without volume limitation.

                           H. NO CONVERSION OR EXERCISE REQUIRED. Nothing
contained in this Agreement shall be construed as requiring any Holder to convert the Notes or exercise the Warrants into Shares prior to the initial filing of any registration statement or the effectiveness thereof.

         12. MISCELLANEOUS.

         (a) No provision hereof, in the absence of affirmative action by the Holder to effect any exercise hereunder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, regardless of whether such liability is asserted by the Company or by any creditor or creditors of the Company.

         (b) Neither this Warrant nor any of the terms or conditions hereof may be waived, amended or modified, except with the written consent of the Company and the registered Holder hereof.

         (c) This Warrant shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby agrees that the Holder, at his election, may bring any such action or proceeding in federal or state courts situated in the County and State of New York, and hereby submits to the jurisdiction of the State of New York.

         (d) The captions and paragraph headings used in this Warrant are for convenience of reference only, and shall not be referred to in connection with any interpretation or construction hereof.


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

         IN WITNESS WHEREOF, the Company, having validly authorized the issuance of this Warrant and all performance hereunder, has caused this Warrant to be executed by its duly authorized officer on the Date of Issuance.

Dated:   ___________, 2001

                                        VENDINGDATA CORPORATION



                                        By:
                                            --------------------------------
                                            Steven J. Blad
                                            President & Chief Executive Officer


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

                                 [SCHEDULE 4(a)]



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